
                                                        EXHIBIT 1
                                                        ---------


                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                     Citigroup Global Markets. Inc. is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

                     Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


                     Date: February 10, 2009



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary
